CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Report to Shareholders of Hewitt Money Market Fund, comprising Hewitt Series Trust, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2016, relating to the financial statements which appear in the December 31, 2015 Annual Report to Interestholders of Money Market Master Portfolio and Treasury Money Market Master Portfolio, each a series of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 29, 2016